UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2026

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMSF	Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, the Board of Directors (the “Board”) of AMERISAFE, Inc. (the “Company”) appointed Guillermo A. Ramos, age 56, as Executive Vice President and Chief Financial Officer of the Company, effective May 7, 2026.

Since 2018, Mr. Ramos has served as Head of Finance Strategy and Senior Vice President for Hiscox US. From 2016 through 2018, Mr. Ramos served as Vice President, Global Consumer Solutions of Equifax, and from 2010 through 2016, Mr. Ramos was Senior Financial Officer of FP&A International at Equifax.

In connection with his appointment as an executive officer of the Company, the Company entered into an employment agreement with Mr. Ramos (the “Employment Agreement”). The Employment Agreement is substantially similar to the employment agreements between the Company and each of the Company’s other executive officers.

The Employment Agreement has an initial term of three years. The term automatically extends for an additional one-year term, unless either party provides notice not to extend the term at least 30 days prior to expiration of the initial three-year term. The Employment Agreement provides for an annual base salary of not less than $500,000. Mr. Ramos is also eligible to participate in the Company’s incentive plans and receive similar benefits provided to the Company’s other executive officers.

Under the Employment Agreement, if the Company terminates Mr. Ramos’s employment without cause, he will be entitled to receive cash severance compensation paid in monthly installments and continued health benefits, for a period of 12 months from the date of his termination. The cash severance payment is an amount equal to his then current annual base salary plus the average annual incentive award received in the prior three years. The severance benefits exclude any long-term incentive-based compensation. The Employment Agreement also contains a customary non-compete provision.

In connection with his employment, Mr. Ramos will receive an award of restricted stock units with a value of $1,000,000 (the “Equity Award”) pursuant to the terms of the Company’s form of 2022 Equity and Incentive Compensation Plan Restricted Share Units Award Agreement (“RSU Agreement”). The grant date of the Equity Award will be Mr. Ramos’s first day of employment with the Company. Mr. Ramos is expected to start on May 7, 2026. The Equity Award will be made under the Company’s 2022 Equity and Incentive Compensation Plan.

The foregoing descriptions of the Employment Agreement and the RSU Agreement are not complete and each is qualified in its entirety by reference to the full text of these agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2026, the Company issued a press release (the “Press Release”) announcing Mr. Ramos’s appointment. A copy of the Press Release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, effective as of May 7, 2026, between the Company and Guillermo A. Ramos.

10.2	Form of 2022 Equity and Incentive Compensation Plan Restricted Share Units Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 25, 2022)

99.1	Press release, dated April 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

	By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley, Executive Vice
President, Chief Administrative Officer and Secretary

Date: April 16, 2026

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